Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 2014, relating to the consolidated financial statements and financial statement schedule of Diligent Board Member Services, Inc. and its subsidiaries, appearing in the Annual Report on Form 10-K of Diligent Board Member Services, Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche, LLP

New York, New York

July 23, 2014